Exhibit 99.1

DatChat’s Habytat Metaverse Enters Marketing Partnership with Cloud Water Brands

Company Launches New Brand Partnership Program to Promote Brands within its Metaverse Ecosystem

New Brunswick, NJ – August 28, 2023 – DatChat (Nasdaq: DATS), a private messaging, social media, and metaverse company, announced today it has signed a marketing Memorandum of Understanding with Cloud Water Brands to promote their line of Cloud Water + Immunity and Cloud Water CBD within the Habytat Virtual World through product placements, Interactive 3D displays and NPC advertising.  Additionally, Habytat has launched Its Brand Marketing Partnership Program making the Habytat metaverse platform accessible to companies that wish to engage new audiences within the Habytat metaverse.

Founded in 2019, Cloud Water Brands is an NYC-based beverage brand offering health and wellness products with a range of functional benefits. The company offers a line of CBD sparkling waters and immune-boosting functional beverages with mouthwatering flavors inspired by the city’s mixology industry. Cloud Water Brands is focused on innovating functional beverages that empower people to take health into their own hands by providing science-based, delicious, natural products that support physical and mental wellness. Cloud Water sparkling beverage products have been featured in Harpers Bazaar, Delish, Shape, POPSUGAR, Byrdie, and BevNet, among many others. www.cloudwaterbrands.com

DatChat CEO Darin Myman commented, “Our partnership with Cloud Water Brands is unique, as it introduces a distinct facet and value proposition for our members. Their all-natural botanicals and pure bioavailable CBD empowers individuals to embrace their well-being. This marketing initiative marks the first step into the expansive possibilities that DatChat’s Habytat offers. With our metaverse consistently gaining traction and welcoming 1,000-2,500 new members daily, this collaboration becomes the gateway for brands to thrive within our metaverse ecosystem.”

“We are thrilled to partner with such a cutting-edge platform as Habytat and Enter the Metaverse to expose and market our beverages to new potential customers”, said Marc Siden, CEO of Cloud Water Brands.

The Habytat is available as a free download on App Store or Google Play and HabyPets are up for adoption at https://habytat.io/pets or from the download the mobile app.

About Habytat

Habytat by SmarterVerse, a subsidiary of DatChat Inc., is a metaverse platform and privacy-first social network. By dramatically lowering the financial and technical barriers to entry to the metaverse, Habytat is democratizing access to the digital realm and giving users a remarkable opportunity to co-create community, business and life together. Built on SmarterVerse Holding’s patented privacy technology, Habytat grants users complete control over their data, creating a social network users can trust. Learn more at habytat.io.

About DatChat Inc.

DatChat Inc. is a secure messaging, metaverse, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT

ir@datchats.com

800-658-8081